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                                                                    EXHIBIT 10.1

                       STUDENT LOAN MARKETING ASSOCIATION
                              BOARD OF DIRECTORS'
                             RESTRICTED STOCK PLAN

1. PURPOSE

  This Restricted Stock Plan (the "Plan") is intended to promote the interests of the Student Loan Marketing Association (the "Corporation") and its stockholders by securing for the Corporation the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board of Directors of the Corporation.

2. STOCK SUBJECT TO THE PLAN

  The stock that may be granted under the Plan is Common Stock, $.20 par value, of the Corporation. The aggregate number of common shares that may be granted is 75,000 shares subject to adjustment pursuant to Paragraph 3. Such shares may be previously issued stock reacquired by the Corporation, authorized, but unissued stock, or stock that is purchased on the open market by the Corporation.

  If at any time the number of shares to be granted causes the total number of shares offered under the Plan to exceed the above stated limit, then the number of shares of Common Stock that may be granted to each participant shall be reduced pro rata.

3. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

  If there is a change in the number or kind of outstanding shares of the Corporation's stock by reason of a legislative action, stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, appropriate adjustments shall be made by the Compensation and Personnel Committee to the number and kind of shares that may be granted under the Plan.

4. GRANTS OF RESTRICTED COMMON STOCK

  Each Director may receive an annual award of Restricted Common Stock of the Corporation. The amount and timing of the award shall be in the discretion of the Compensation and Personnel Committee, in consultation with the Chairman of the Board; provided, however, that the amount of an annual award shall not exceed 500 shares and such grant shall occur no later than the date of the Annual Meeting of Shareholders of the Corporation.

5. RESTRICTED PERIOD

  Each share of Restricted Common Stock shall be subject to the restrictions described in Paragraph 7 for a period commencing on the date of grant of such shares to the Director and ending on the later of six months from the grant of such shares or the date that the Director ceases his service to the Corporation for any reason, except as provided in Paragraph 9.

6. RIGHTS AND OBLIGATIONS WITH RESPECT TO STOCK

  A certificate or certificates for all shares of Restricted Common Stock shall be delivered to a Director, and he shall be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote, if applicable, and receive all dividends or other distributions made or paid with respect to such shares; provided, that such shares of Restricted Common Stock, and any new, additional or different securities the Director may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Corporation, shall be subject to the restrictions described in Paragraph 7; further provided that if the Director shall
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receive rights, warrants or fractional interests in respect of any of such
Restricted Common Stock, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled by the Director free and clear of the restrictions hereafter set forth. In order to enforce such restrictions, all certificates for Restricted Common Stock together with stock powers or other instruments of transfer, certificates for Restricted Common Stock together with stock powers or other instruments of transfer, appropriately endorsed in blank, shall bear a legend that makes appropriate reference to the restrictions described in Paragraph 7. Certificates for Restricted Common Stock shall be subject to the legend until the restrictions have lapsed.

7. SPECIFIC RESTRICTIONS

  Prior to lapse of the Restricted Period, all shares of Restricted Common Stock held by a Director shall be subject to the following restrictions: the shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Director until the lapse of the Restricted Period.

8. LAPSE OF RESTRICTIONS

  At the end of a Director's Restricted Period, the Corporation shall notify the transfer agent for the Corporation that the restrictions specified in Paragraph 7 have lapsed and that shares granted to the Director under the terms of this Plan are freely transferable by the Director.

9. DEATH OF A DIRECTOR

  Upon the death of a Director, the restrictions imposed by Paragraph 7 shall lapse.

10. PLAN ADMINISTRATION

  The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (the "Committee"), in consultation with the Chairman of the Board.

11. DISQUALIFICATION OF A PARTICIPANT

  No member of the Committee may act, vote or otherwise influence a decision of the Committee on any right under the Plan relating specifically to himself.

12. AMENDMENTS TO PLAN

  The Plan may be amended by majority vote of the Board of Directors to comply with any law or regulation which may become applicable to the Plan and any such amendment will not require shareholder approval.

13. MISCELLANEOUS

         (a) Headings: The headings of the Plan are inserted for convenience and reference only and shall have no effect upon the meaning of the provisions hereof.


          (b) Construction: The Plan shall be construed, regulated and administered under the laws of the District of Columbia (excluding the choice-of-laws rules thereof), except that if any such laws are superseded by any applicable Federal law or statute, such Federal law or statute shall apply.

          (c) Exclusion and Separability: Each provision hereof shall be independent of each other provision hereof and if any provision of the Plan proves to be, or is held by any court, or tribunal, board of authority of competent jurisdiction to be void or invalid as to any Director, such provision shall be disregarded and shall be deemed to be null and void and not part of the Plan. However, such invalidation of any such provision
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   shall not otherwise impair or affect the Plan or any of the other provisions or terms hereof.

14. EFFECTIVE DATE

  The effective date of this Plan is May 16, 1991. The Plan has been amended from time to time, and prior to this restatement, the Plan was last restated on July 23, 1992. The Plan is restated herein as of January 25, 1996, as approved by the shareholders of the Student Loan Marketing Association at the May 16, 1996 Annual Meeting of Shareholders.

         IN WITNESS WHEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf on this 16th day of May, 1996.

                                        STUDENT LOAN MARKETING ASSOCIATION


                                        /s/ TIMOTHY G. GREENE
                                        ----------------------------------------
                                        Timothy G. Greene, Executive
                                           Vice President and General Counsel